Exhibit 10.1
CENOVUS ENERGY INC.
EMPLOYEE STOCK OPTION PLAN
(made as of November 30, 2009)
(formerly the Employee Stock Option Plan of
7050372 Canada Inc., a predecessor by way of
amalgamation to Cenovus Energy Inc.)
1. PURPOSES OF THE PLAN
The principal purposes of the Employee Stock Option Plan (the “Plan”) of Cenovus Energy Inc. (the “Company”) and its subsidiaries are:
(a)	to promote a proprietary interest in the Company among its employees;

(b)	to attract and retain the qualified employees the Company requires;

(c)	to provide a long-term incentive element in overall compensation of employees; and

(d)	to promote the long-term profitability of the Company.
2. ADMINISTRATION
The Plan shall be administered by such committee of the Board of Directors of the Company as is designated from time to time by the Board (the “Committee”). The Committee shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan.
3. SHARES
The shares that may be issued pursuant to the exercise of options under the Plan are common shares of the Company (“Shares”). The maximum number of Shares that may be issued pursuant to the exercise of options granted under the Plan is 64,000,000.
4. GRANT OF OPTIONS AND STOCK APPRECIATION RIGHTS
The Committee may from time to time designate employees who, in the opinion of the Committee, are qualified employees of the Company or its subsidiaries to whom options to purchase Shares shall be granted. The Committee shall determine the number of Shares to be optioned to each employee and all other terms, conditions and limitations of the grant of the options, subject always to the provisions of this Plan (“Options”).
At the discretion of the Committee, an Option to purchase Shares may have associated with it a tandem stock appreciation right (“TSAR”) in respect of each Share covered by such Option. Each TSAR shall entitle the optionee to surrender to the Company, unexercised, the right to exercise their Option to purchase a specified number of Shares and to receive in exchange from the Company, cash or Shares (at the Company’s choice) in an amount equal to the excess of the closing price of the Shares on the Toronto Stock Exchange (“TSX”) on the last trading day preceding the date of surrender of the Option and contemporaneous exercise of the TSAR, over the Grant Price (defined below) for the Shares (“Appreciated Value”). Each TSAR shall be subject to the same terms and conditions as the related Option.
An Option granted under the Plan will not be exercisable by an optionee until such Option has been evidenced by a written option agreement duly executed and delivered by the Company and such optionee. An optionee may hold more than one Option at any time.

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Employee Stock Option Plan
(Made as of November 30, 2009)
All grants of Options shall be subject to the following terms and conditions:
(a)	the aggregate number of Shares issuable, at any time, to or for the benefit of insiders pursuant to Options, when combined with the number of Shares issuable to insiders pursuant to all other security based compensation arrangements of the Company, shall not exceed 10% of the issued and outstanding Shares (on a non-diluted basis); and

(b)	there may not be issued to insiders, within any one-year period, a number of Shares that, when combined with the number of Shares issued to insiders pursuant to all other security based compensation arrangements of the Company, would exceed 10% of the issued and outstanding Shares (on a non-diluted basis).
For the purpose of this Plan, the term “insider” has the meaning ascribed thereto in the TSX Company Manual.
5. GRANT PRICE
The grant price for each Share that may be purchased through the exercise of an Option (the “Grant Price”) shall be fixed by the Committee for each Option, but shall not be less than the Market Value of the Shares. For this purpose, “Market Value” means the closing price for one Share on the TSX on the trading day immediately preceding the date on which the option agreement granting the option is made, or, if at least one Share shall not have been traded that day, on the next preceding day on which one Share was traded.
6. OPTION PERIOD
Each Option (unless sooner terminated in accordance with the terms, conditions and limitations of the Option determined by the Committee) shall be exercisable during such period, not exceeding 5 years from the date the Option was granted, as the Committee may determine (the “Option Period”). The Committee may, with the consent of the Optionee and the prior consent of the TSX, cancel the unexercised balance of any Option. All rights under the Option unexercised at the expiry or termination of the Option Period shall be forfeited. All Shares reserved for Options that are forfeited or cancelled shall be available for subsequent grant of Options.
7. EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS
An Option or its associated TSAR may be exercised from time to time by delivery to the Company at its principal office in Calgary, Alberta or to such person designated by the Company, of a written notice of exercise specifying the number of Shares with respect to which the Option or TSAR is being exercised and, if the Option is being exercised, accompanied by payment in full of the purchase price of the Shares then being purchased. If a TSAR associated with the Option is being exercised, the Company will then issue cash or Shares (at the Company’s option) for the Appreciated Value to the optionee. No person shall have any of the rights of a shareholder in respect of any Shares subject to an Option or TSAR until such Shares have been paid for in full and issued.
8. NON-ASSIGNABILITY
No option or any right conferred by an Option shall be assignable, negotiable or otherwise transferable other than by will or the laws of descent and distribution. Options or rights conferred by an Option shall be exercisable during the optionee’s lifetime only by such optionee or, after death or incapacitation, by the optionee’s guardian or legal representative.

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Employee Stock Option Plan
(Made as of November 30, 2009)
9. EFFECTS OF ALTERATION OF SHARE CAPITAL
In the event of any change in the outstanding common shares of the Company by reason of any stock dividend, split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, equitable adjustments shall be made in the maximum number and kind of Shares issuable under the Plan and in the maximum number and kind of and the Grant Price for Shares issuable under outstanding Options. Such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.
10. EFFECTIVE DATE OF THE PLAN
The Plan shall have effect from and after November 30, 2009 (“Effective Date”).
11. AMENDMENT OR TERMINATION OF PLAN
The Board of Directors of the Company may, at any time and from time to time, amend, suspend, discontinue or terminate the Plan in whole or in part; provided, however, no such amendment, suspension, discontinuance or termination may, without the consent of the optionee, adversely alter or impair the rights under any Option previously granted to an optionee under the Plan. Any amendment to be made to the Plan or an Option under the Plan is subject to the prior approval of the TSX. The Board shall have the power and authority to approve amendments relating to the Plan or a specific Option without further approval of the shareholders of the Company, examples of which include but are not limited to:
(a)	extending or, in the event of a change in control, retirement, death or disability, accelerating the terms of vesting applicable to any Option or group of Options;

(b)	altering the terms and conditions of vesting applicable to any Option or group of Options;

(c)	changing the termination provisions of the Plan or any Option, provided that the change does not provide for an extension beyond the original expiry date of such Option, as provided for in Section 6 hereof;

(d)	accelerating the expiry date in respect of an Option;

(e)	determining the adjustment provisions pursuant to Section 9 hereof;

(f)	amending the definitions contained within the Plan and other amendments of a “housekeeping” nature; and

(g)	amending or modifying the mechanics of exercise of an Option or TSAR.
Approval by the shareholders of the Company will be required for amendments that relate to:
(i)	accelerating the terms of vesting applicable to any Option or group of Options other than in the event of a change in control, retirement, death or disability;

(ii)	any increase in the number of shares reserved for issuance under the Plan, including an increase to a fixed maximum number of Common Shares, or a change from a fixed maximum number of Common Shares to a fixed maximum percentage;

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Employee Stock Option Plan
(Made as of November 30, 2009)
(iii)	any reduction in Grant Price or cancellation and reissue of Options;

(iv)	any extension of the term of an Option beyond the original expiry date, except as permitted under Section 14 hereof;

(v)	any amendment to Section 14 that increases the length of the Blackout Extension Period;

(vi)	the inclusion of non-employee directors, on a discretionary basis, as eligible participants under the Plan;

(vii)	any allowance for the transferability or assignability of Options other than for estate settlement purposes as outlined in Section 8;

(viii)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX); and

(ix)	amendments to this Section 11.
In the event of any conflict between subsections (a) to (g) and (i) to (ix) above, the latter shall prevail to the extent of any conflict.
No amendment, suspension, discontinuance or termination of the Plan may contravene the requirements of the TSX or any securities commission or regulatory body to which the Plan or the Company is now or may hereafter be subject.
12. FORMER ENCANA CORPORATION OPTIONHOLDERS
Options under this Plan include the options and associated TSARs granted by 7050372 Canada Inc. pursuant to the arrangement under Section 192 of the Canada Business Corporation Act (“CBCA”) involving the Company described in the information circular of EnCana Corporation (“EnCana”) dated October 20, 2009 (the “2009 Arrangement”) (referred to in the 2009 Arrangement as “Cenovus Replacement Stock Options”) in partial consideration for the replacement of options and associated tandem stock appreciation rights previously granted under the Key Employee Stock Option Plan of EnCana, which Cenovus Replacement Stock Options became the Options and associated TSARs of the Company pursuant to an amalgamation under the 2009 Arrangement. Such Options and TSARs are subject to the provisions of this Plan, with the necessary changes, provided that none of the provisions of this Plan will operate so as to adversely affect the rights of the optionholder as set forth in the Key Employee Stock Option Plan of EnCana.
13. FORMER CANADIAN PACIFIC LIMITED OPTIONHOLDERS
Options under this Plan include options and accompanying share appreciation rights issued under the key employee stock option plan of Canadian Pacific Limited (“CPL”) which were replaced with options and accompanying share appreciation rights of EnCana (formerly named PanCanadian Energy Corporation) pursuant to the arrangement under Section 192 of the CBCA described in the management proxy circular of CPL dated August 3, 2001 (the “2001 Arrangement”) and which were subsequently partially replaced with Options and associated TSARs under Section 12 above. Such Options and TSARs are subject to the provisions of this Plan, with the necessary changes, provided that none of the provisions of this Plan will operate so as to adversely affect the rights of the optionholder as set forth in the key employee stock option plan of CPL. If the Optionholder is not an officer or employee of or a consultant to the

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Employee Stock Option Plan
(Made as of November 30, 2009)
Company, then the early expiry provisions of the Cenovus Replacement Stock Options will become effective when the Optionholder’s employment or engagement with a former subsidiary of CPL terminates.
14. BLACKOUT PERIOD
Notwithstanding Section 6, if the Option Period of an Option expires during, or within ten (10) business days following, a blackout period imposed by the Company under the Company’s Policy on Disclosure, Confidentiality and Employee Trading (the “Blackout Period”), then the Option Period of such Option shall be extended to the date which is ten (10) business days after the last day of the Blackout Period (the “Blackout Extension Period”), after which time such Option shall expire and terminate.
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